UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2019

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 17, 2019, Donnelley Financial Solutions, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Simcoe Capital Management, LLC ( “Simcoe”) and, solely for purposes of Section 2(g) thereof, Jeffrey Jacobowitz. Simcoe has advised the Company that it currently beneficially owns 2,701,643 shares of the Company’s common stock (the “Common Stock”), which represents approximately 7.9% of the issued and outstanding shares of Common Stock reported by the Company in its Quarterly Report on Form 10-Q for the period ended September 30, 2018, filed with the Securities and Exchange Commission on November 7, 2018. The Agreement is effective from February 17, 2019, until the date that is thirty (30) calendar days prior to the expiration of the notice period specified in the Company’s advance notice bylaw related to nominations of directors at the 2021 annual meeting of stockholders of the Company (the “Covered Period”).

Pursuant to the Agreement, among other things:

•

Effectively immediately and through the date of the 2019 annual meeting of stockholders of the Company (the “2019 Annual Meeting”), Mr. Jacobowitz will be a non-voting observer of the Company’s Board of Directors (the “Board”).

•	The Company will increase the size of the Board to nine (9) members, effective as of the 2019 Annual Meeting.

•	The Corporate Responsibility and Governance Committee and the Board will nominate, recommend and support Mr. Jacobowitz for election as director at the 2019 Annual Meeting.

•

Should Mr. Jacobowitz be elected as a director at the 2019 Annual Meeting, the Corporate Responsibility and Governance Committee and the Board will nominate, recommend and support Mr. Jacobowitz for election as a director at the 2020 annual meeting of stockholders (the “2020 Annual Meeting”).

•

Simcoe has agreed to vote all of the shares of Common Stock that it beneficially owns in favor of the election of the Company’s slate of directors at the 2019 Annual Meeting and the 2020 Annual Meeting, and in favor of certain other proposals or business, including proposals or business not related to extraordinary transactions such as mergers, acquisitions or asset sales.

•

Simcoe agreed to certain standstill provisions that remain in effect for the duration of the Covered Period. These provisions restrict the Simcoe and certain of its affiliates and associates from, among other things, engaging in certain proxy solicitations, soliciting consents from stockholders, seeking to influence the voting of any Company securities, making certain stockholder proposals, calling meetings of stockholders, seeking additional representation on the Board or nominating candidates for election to the Board other than in accordance with the Agreement, seeking to remove any of the Company’s directors or taking any action to influence the Board or the Company’s management.

•

In the event that Simcoe or any affiliate or associate of Simcoe breaches any of its material obligations set forth in Section 2 of the Agreement and has not remedied such failure or non-fulfillment within ten business days following written notice from the Company, Mr. Jacobowitz will irrevocably resign from his position as a director of the Company and from any and all committees of the Board on which he serves.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the Company’s press release relating to the agreement described in this Item 1.01 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into this Item 1.01 or into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement, dated February 17, 2019, by and among the Company, Simcoe Capital Management, LLC and, solely for purposes of Section 2(g) thereof, Jeffrey Jacobowitz.

99.1	Press Release of the Company, dated February 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: February 19, 2019	By:	/s/ Jennifer B. Reiners
Name: Jennifer B. Reiners
Title: Executive Vice President, General Counsel & Chief Compliance Officer